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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2023

ERIE INDEMNITY COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place,	Erie,	Pennsylvania	16530
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	814	870-2000

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock,	stated value $0.0292 per share	ERIE	NASDAQ Stock Market, LLC
(Title of each class)		(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on April 27, 2023 (the “Original 8-K”) by Erie Indemnity Company (the “Company”) to update information previously disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s Annual Meeting of Shareholders held on April 25, 2023. The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding advisory votes on the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) At the Annual Meeting of Shareholders of the Company held on April 25, 2023, the Company’s Class B shareholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Original 8-K, the advisory vote of the Company’s shareholders at the annual meeting was in favor of holding future advisory stockholder votes to approve the Company’s executive compensation every three years.

In light of these results, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation every three years until the next non-binding advisory vote on the frequency of future advisory votes on executive compensation is held or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interest of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

July 27, 2023	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: EVP, Secretary & General Counsel